            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 19, 2005, relating to the financial statements and financial highlights which appears in the October 31,
2005 Annual Report to Shareholders of Schroder Global Series Trust, Schroder
Capital Funds (Delaware), and Schroder Series Trust Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Disclosure of Portfolio Holdings", and
"Independent Registered Public Accounting Firm" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 15, 2006